The Commonwealth of Massachusetts

   [GRAPHIC OMITTED]                Office of the Secretary of State

                                        State House, Boston 02133


                                               November 17, 1986

TO WHOM IT MAY CONCERN:

          I hereby certify that

                    BB&K FUND GROUP

is a voluntary association with transferable shares organized and existing under and by virtue of the laws of said Commonwealth of Massachusetts; that a copy of its Declaration of Trust dated as of August 27 , 1986 was filed in this office on August 29, 1986 pursuant to Chapter 182 of the laws of said Commonwealth of Massachusetts, and subsequent thereto copies of amendments to said Declaration of Trust were filed hereinafter indicated as follows:

     2.   Appointment of resident agent &
          incumbency                                             8-29-86

and that said association has filed the necessary certificates required to be filed tinder said Chapter 182 and paid the necessary fees due thereon; and that said association is at the date of this certificate duly, authorized to exercise in said Commonwealth of Massachusetts all of the powers recited in said Declaration of Trust, as amended, and to transact business in said Commonwealth of Massachusetts.

                                  IN TESTIMONY of which, I have hereunto affixed
                                           the Great Seal of the Commonwealth on
                                           the date first above written.

         [SEAL]
                                           /s/ [ILLEGIBLE]

                                           Secretary of State

                     --------------------------------------

                              DECLARATION OF TRUST

                                       OF

                                BB&K FUND GROUP

                                AUGUST 27, 1986

                    ---------------------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE I -- Name and Definitions ............................................ 1
             --------------------
     Section 1.1    Name ..................................................... 1
     Section 1.2    Definitions .............................................. 1

ARTICLE II -- Trustees ....................................................... 4
              --------
     Section 2.1    Number of Trustees ....................................... 4
     Section 2.2    Election or Appointment and Term ......................... 4
     Section 2.3    Resignation and Removal .................................. 5
     Section 2.4    Vacancies ................................................ 5

ARTICLE III -- Powers of Trustees ............................................ 6
               ------------------
     Section 3.1    General .................................................. 6
     Section 3.2    Business and Investments ................................. 7
     Section 3.3    Legal Title .............................................. 8
     Section 3.4    Issuance and Repurchase
                         of Securities ....................................... 9
     Section3.5     Borrowing Money;
                         Lending Trust Assets................................. 9
     Section 3.6    Delegation; Committees ................................... 9
     Section 3.7    Collection and Payment ................................... 9
     Section 3.8    Expenses ................................................. 9
     Section 3.9    Litigation ...............................................10
     Section3.10    Miscellaneous Powers .....................................10
     Section3.11    Manner of Acting; By-Laws ................................11

ARTICLE IV -- Investment Adviser, Distributor, Custodian
              -------------------------------------------
               and Shareholder Servicing Agent ...............................11
               -------------------------------
     Section 4.1    Investment Adviser .......................................11
     Section 4.2    Distributor ..............................................12
     Section 4.3    Shareholder Servicing Agent ..............................12
     Section 4.4    Custodian ................................................12
     Section 4.5    Parties to Agreements ....................................12

 ARTICLE V -- Limitations  of  Liability of  Shareholders,
              -------------------------------------------
               Trustees and Others........ ...................................13
               -------------------
     Section 5.1    No Personal Liability of
                         Shareholders, Trustees, etc..........................13
     Section 5.2    Non-Liability of Trustees, etc............................14
                                      (i)

                                                                            PAGE
                                                                            ----

     Section 5.3    Indemnification ..........................................14
     Section 5.4    No Protection Against Certain
                         1940 Act Liabilities ................................14
     Section 5.5    No Bond Required of Trustees .............................15
     Section 5.6    No Duty of Investigation;
                         Notice in Trust Instruments, etc. ...................15
     Section 5.6    Reliance on Experts, etc. ................................15

ARTICLE VI - Shares of Beneficial Interest ...................................16
             -----------------------------
     Section 6.1    Beneficial Interest ......................................16
     Section 6.2    Rights of Shareholders ...................................16
     Section 6.3    Trust Only ...............................................17
     Section 6.4    Issuance of Shares .......................................17
     Section 6.5    Voting Powers ............................................17
     Section 6.6    Series of Shares .........................................18

ARTICLE VII -- Redemptions ...................................................21
               -----------
     Section 7.1    Redemptions ..............................................22
     Section 7.2    Redemption of Shares for Tax
                         Purposes; Disclosure of Holding .....................22
     Section 7.3    Redemptions to Reimburse Trust
                         for Loss on Nonpayment for
                         Shares or for Other Charges .........................22
     Section 7.4    Redemptions Pursuant to Constant
                         Net Asset Value Policy ..............................23
     Section 7.5    Payment for Redeemed Shares
                         in Kind .............................................23
     Section 7.6    Repurchase of Shares by Agreement
                         with Shareholder ....................................23
     Section 7.7    Mandatory Redemption .....................................24

ARTICLE VIII -- Determination of Net Asset Value,
                --------------------------------
                 Net Income and Dividends and
                 ----------------------------
                 Distributions ...............................................24
                 -------------
     Section 8.1    Net Asset Value ..........................................24
     Section 8.2    Net Income ...............................................24
     Section 8.3    Dividends and Distributions ..............................24
     Section 8.4    Power to Modify Foregoing
                         Procedures ..........................................25

ARTICLE IX -- Duration; Termination of Trust;
              -------------------------------
               Amendment; Mergers, etc........................................25
               -----------------------
     Section 9.1    Duration .................................................25
     Section 9.2    Termination of Trust .....................................25
     Section 9.3    Amendment Procedure ......................................26
                                      (ii)

                                                                            PAGE
                                                                            ----
     Section 9.4    Merger, Consolidation and
                         Sale of Assets ......................................27
     Section 9.5    Incorporation ............................................28

ARTICLE X -- Reports to Shareholders .........................................28
             -----------------------

ARTICLE XI -- Miscellaneous ..................................................28
              -------------
     Section 11.1   Filing ...................................................28
     Section 11.2   Resident Agent ...........................................29
     Section 11.3   Governing Law ............................................29
     Section 11.4   Counterparts .............................................29
     Section 11.5   Reliance by Third Parties ................................29
     Section 11.6   Provisions in Conflict with
                         Law or Regulations ..................................30
     Section 11.7   Use of the Name "BB&K ....................................30

SIGNATURE PAGE ...............................................................31
                                     (iii)

                              DECLARATION OF TRUST
                                       OF
                                 BB&K FUND GROUP


                                August 27, 1986


                  DECLARATION OF TRUST of BB&K Fund Group first made the 27th day of August, 1966, by the persons named at the foot of this Declaration of Trust, as trustees (such individuals, so long as they shall continue in office in accordance with the provisions of this Declaration of Trust, and all other individuals who may hereafter be duly elected or appointed, qualified and serving as trustees in accordance with the provisions hereof, being hereinafter called "Trustees").

                  THE TRUSTEES hereby declare that all money and property contributed to the trust established hereby shall be held and managed in trust for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                   ARTICLE I
                                   ---------

                              NAME AND DEFINITIONS
                              --------------------

                  Section 1.1. Name. The name of the trust established hereby (the "Trust") is the "BB&K Fund Group" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trustees as trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. if the Trustees determine that the Trust's use of such name is not advisable or if the Trust is required to discontinue the use of such name pursuant to Section 11.7 hereof, then subject to that section the Trustees may adopt such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

                  Section 1.2. Definitions. Wherever they are used herein, the following terms have the respective meanings assigned to them below

                  (a) the terms "Affiliated Person" and "Commission" have the meanings assigned to them in the 1940 Act.

                  (b) "By-Laws" means the By-Laws referred to in Section 3.11 hereof, as amended and in effect from time to time.

                  (c) "Declaration" means this Declaration of Trust, as amended and in effect from time to time. Reference in this Declaration of Trust to "Declaration, "hereof," "herein, 11 "hereby" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

                  (d) "Distributor" means the party, other than the Trust, to the agreement described in Section 4.2 hereof.

                  (e) "Fundamental Policies" as used with respect to any Series of shares of the Trust, means the investment policies and restrictions applicable to such Series which are set forth in the Prospectus or the Statement of Additional Information relating to such Series and are designated therein as fundamental policies.

                  (f) "Investment Adviser" means the party, other than the Trust, to the agreement described in Section 4.1 hereof.

                  (g) "Majority Shareholder Vote," as used with respect to the election of any Trustee at a meeting of Shareholders, means the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust represented in person or by proxy and entitled to vote thereon, provided that a quorum (as determined in accordance with the By-Laws) is present, and as used with respect to any other action required or permitted to be taken by Shareholders, means the vote for such action of the holders of that majority of all outstanding Shares (or, where a separate vote of Shares of any particular Series is to be taken, the affirmative vote of that majority of the outstanding Shares of that Series) of the Trust which consists of: (i) a majority of all Shares (or of Shares of the particular Series) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided that a quorum (as determined in accordance with the By-Laws) is present; or
         (ii) if such action is to be taken by written consent of Shareholders, a majority of all Shares (or of Shares of the particular Series) issued and outstanding and entitled to vote on such action; provide , that (iii) as used with respect to any action requiring the affirmative vote of "a majority of the outstanding voting securities" of the Trust, as the quoted phrase is defined in the 1940 Act, "Majority Shareholder Vote" means the Vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares (or of Shares of the particular Series) of the Trust entitled to vote on such action which satisfies such 1940 Act voting requirement.

                  (h) "1940 Act" means the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Trust.

                  (i) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  (j) "Prospectus" as used with respect to any Series of the Trust, means the prospectus relating to such Series, which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of 1933, as such prospectus may be amended or supplemented from time to time.

                  (k) "Series" means the Shares representing the beneficial interest in one of the separately managed components of the assets of the Trust which is established and designated in Section 6.1 hereof or which may be established and designated from time to time by the Trustees pursuant to that section.

                  (1) "Shareholder" means a record holder of outstanding Shares.

                  (m) "Shareholder Servicing Agent" means the party, other than the Trust, to the agreement described in Section 4.3 hereof.

                  (n) "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all Series which may be established and designated hereby or by the Trustees hereunder, and includes fractions of Shares as well as whole Shares. All references to Shares in this Declaration which are not accompanied by a reference to any particular Series of Shares shall be deemed to apply to all outstanding Shares of any or all Series.

                  (o) "Single Class Voting " as used with respect to any matter to be acted upon at a meeting or by written consent of Shareholders, means that on such matter each holder of one or more Shares shall be entitled to one Vote for each Share standing in his or her name on the records of the Trust, irrespective of Series, and all outstanding Shares of all Series vote as a single class.

                  (p) "Statement of Additional Information" as used with respect to any Series of the Trust, means the statement of additional information relating to such Series, which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of 1933, as such statement of additional information may be amended or supplemented from time to time.

                  (q) "Trust" means the trust established hereby by whatever name it may then be known.

                  (r) "Trust Property" means any and all assets and property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

                  (s) "Trustees" means the individuals who have signed this Declaration, so long as they shall continue in office in accordance with the provisions hereof, and all other individuals who may from time to time by duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such individual or individuals in their capacity as trustees hereunder.

                                   ARTICLE II
                                   ----------

                                    TRUSTEES
                                    --------

                  Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provide , however, that the number of Trustees shall not be less than one (1) nor more than nine (9).

                  Section 2.2. Election or Appointment and Term. The initial Trustees shall be the individuals signing this Declaration in that capacity. Thereafter, subject to Section 16(a) of the 1940 Act, the Trustees may elect themselves or their successors at such regular intervals if any, as they deem proper, and may appoint Trustees to fill vacancies as provided in Section 2.4 hereof; provided - d, that Trustees shall be elected by a Majority Shareholder Vote and at such time or times as the Trustees shall determine that such action is required under
Section 16(a) of 1940 Act or, if not so required, that such action is advisable. Subject to Section 2.3 hereof, the Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or shorten their own terms or make their terms of unlimited duration; provided, that the term of office of any incumbent Trustee shall continue until terminated as provided in Section 2.4 hereof, or, if not so terminated until the election of such Trustee's successor in office has become effective in accordance with this Section 2.2.

                  Section 2.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, and such resignation shall be effective upon such delivery or at any later date according to the terms of the instrument. Any of the Trustees may be removed by the action of two-thirds of the remaining Trustees; provide , that if the removal of one or more Trustees would have the effect of reducing the number of remaining Trustees below the minimum number prescribed by Section 2.1 hereof, then subject to
Section 16(a) of the 1940 Act, at the time of the removal of such Trustee or Trustees, the remaining Trustees shall elect or appoint a number of additional at least sufficient to increase the number of holding office to the minimum number prescribed by 2.1 hereof. Upon the resignation or removal of a or his otherwise ceasing to be a Trustee, he shall and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in his name. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. However, the execution and delivery of such documents by a former Trustee or his legal representative shall not be requisite to the vesting of title to the Trust Property in the remaining Trustees as provided in
Section 3.3 hereof.

                  Section 2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of such Trustee's death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees, or, if only one Trustee shall then remain in office, the sole remaining Trustee, shall appoint such individual to fill such vacancy as they or he, in their or his discretion, shall see fit. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement or resignation of a Trustee or an increase in the number of Trustees; provide , that such appointment shall not become effective prior to such retirement or resignation or such increase in the number of Trustees. Whenever a vacancy in number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such Vacancy.

                                  ARTICLE III
                                  -----------

                               POWERS OF TRUSTEES
                               ------------------

                  Section 3.1. General. The Trustees shall have exclusive and absolute e control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

                  The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

                  Section 3.2. Business and Investments. The Trustees shall have the power with respect to the Trust or any Series of the Trust:

                  (a) to conduct, operate and carry on the business of an investment company, either directly or through one or more wholly owned subsidiaries, and, in connection therewith

                  (i) to subscribe for, purchase or otherwise acquire and invest and reinvest in, to hold for investment or otherwise, to sell, transfer, assign, negotiate, exchange, lend or otherwise dispose of, and to turn to account or realize upon and generally deal in and with (a) securities (which term, securities," shall include without limitation any and all bills, notes, bonds, debentures or other obligations or evidences of indebtedness, certificates of deposit, bankers acceptances, commercial paper, repurchase agreements or other money market instruments; stocks, shares or other equity ownership interests; and warrants, options or other instruments representing rights to subscribe for, purchase, receive or otherwise acquire or to sell, transfer, assign or otherwise dispose of, and scrip, certificates, receipts or other instruments evidencing any ownership rights or interests in any of the foregoing), "when issued" and "delayed delivery" contracts for securities, issued, guaranteed or sponsored by any governments, political subdivisions or governmental authorities, agencies or instrumentalities, by any individuals, firms, companies, corporations, syndicates, associations or trusts, or by any other organizations or entities whatsoever, irrespective of their forms or the names by which they may be described, whether or not they be organized and operated for profit, and whether they be domestic or foreign with respect to The Commonwealth of Massachusetts or the United States of America, and options or other instruments entered into on a national securities exchange relating to foreign currencies, (b) precious metals and other minerals, contracts to purchase and sell, and other interests of every nature and kind in, such metals or minerals and (c) rare coins and other numismatic items; and

                  (ii) to acquire and become the owner of or interested in any securities by delivering or issuing in exchange or payment therefor, in any lawful manner, any of the Trust Property belonging to such Series or any Shares of such Series; and

                  (iii) to exercise while the owner of any securities or interests therein any and all of the rights, powers and privileges of ownership of such securities or interests, including without limitation any and all voting rights and rights of assent, consent or dissent pertaining thereto, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof.

The Trustees shall not be limited to investing in securities maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries; and

                  (b) to conduct, operate and carry on any other lawful business and engage in any other lawful business activity which the Trustees, in their sole and absolute discretion, consider to be (i) incidental to the business of the Trust or such Series of the Trust as an investment company, (ii) conducive to or expedient for the benefit or protection of the Trust or the Shareholders of such Series of the Trust, or (iii) calculated in any other manner to promote the interests of the Trust or the Shareholders or the Shareholders of such Series of the Trust.

                  Section 3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provide that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office of a Trustee as provided in Section 2.2 or
2.4 hereof, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered as provided in Section 2.3 hereof.

                  Section  3.4.  Issuance  and  Repurchase  of  Securities.  The
Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares the Trust, and, subject to Articles VII, VIII and IX hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares of any Series of the Trust, any funds or other assets of the Trust, whether constituting capital or surplus or otherwise, to the full extent now or hereafter permitted by applicable law.

                  Section 3.5. Borrowing Money; Lending Trust Assets. Subject to any applicable Fundamental Policies of the Trust or any applicable provision of the By-Laws, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

                  Section 3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such committee or committees as they may from time to time appoint from among their own number or to such officers, employees or agents of the Trust as they may from time to time designate the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

                  Section 3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

                  Section 3.8. Expenses. The Trustees shall have the power to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees of the Trust.

                  Section 3.9. Litigation. 7 The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or the Trust Property, and, out of the Trust
Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in such Shareholder's own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

                  Section 3.10. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, subject to and in accordance with Sections 2.3 and 2.4 hereof; elect and remove at will such officers and appoint and terminate such agents or employees as they consider appropriate; and appoint from their own number and terminate at will any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Trust Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Declaration or the By-Laws, insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) indemnify any person with whom the Trust has dealings, including the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers and independent contractors of the Trust, to such extent permitted by law and not inconsistent with any applicable provision of the By-Laws as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

                  Section 3.11. Manner of Acting; By-Laws. Except as otherwise provided herein, in the By-Laws or in any applicable provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consent or consents of all the Trustees. The Trustee shall adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders by express provision of such By-Laws.

                                   ARTICLE IV
                                   ----------

                   INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN
                         AND SHAREHOLDER SERVICING AGENT
                         -------------------------------

                  Section 4.1. Investment Adviser. The Trustees may in their discretion from time to time enter into an investment advisory or management agreement whereby the Investment Adviser which is the other party to such contract shall undertake to furnish the Trust such management, investment advisory or supervisory, administrative, accounting, legal, statistical and research facilities and services, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable, all upon such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws of the Trust. Any such advisory or management agreement and any amendment thereto shall be subject to approval by a Majority Shareholder Vote at a meeting of the Shareholders to the Trust. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer or employee of the Trust or any Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval of continuance of any such investment advisory or management agreement. If the Shareholders of any one or more of the Series of the Trust should fail to approve any such investment advisory or management agreement, the Investment Adviser may nonetheless serve as Investment Adviser with respect to any Series whose Shareholders approve such contract.

                  Section 4.2. Distributor. The Trustees may in their discretion from time to time enter into an agreement providing for the sale of Shares to net the Trust not less than the net asset value per Share (as described in
Article VIII hereof) and pursuant to which the Trust may appoint the other party to such agreement as its sales agent for the distribution of such Shares. The agreement shall contain such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws of the Trust.

                  Section 4.3. Shareholder Servicing Agent. The Trustees may in their discretion enter into a shareholder servicing agreement whereby the other party to such agreement shall undertake to furnish transfer agency, shareholder and dividend disbursing services to the Trust and its Shareholders. The agreement shall contain such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration and any applicable provisions of the 1940 Act and the By-Laws of the Trust.

                  Section 4.4. Custodian. The Trustees may appoint a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) as custodian of the securities and cash of the Trust. The agreement shall contain such terms and conditions as the Trustees in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws of the Trust.

                  Section 4.5. Parties to Agreements. The Trustees may enter into any agreement of the character described in Section 4.1, 4.2, 4.3 or 4.4 of this Article IV and into any lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse Shareholder in any appropriate situation even though not specifically provided herein.

                  Section  5.2.  Non-Liability  of  Trustees,  etc.  Subject  to
Section 5.4 hereof, no Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any Shareholder, Trustee, officer, employee or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust).

                  Section 5.3. Indemnification.

                  (a) Subject to Section 5.4 hereof, the Trustees shall provide for indemnification by the Trust of every Person who is, or has been, a Trustee, officer, employee or agent of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him in the settlement thereof, in such manner, to such extent and subject to such conditions and limitations as the Trustees may provide from time to time in the By-Laws; provided, that, to the extent any claim, action, suit or proceeding involves any act or omission of such Person in respect of one or more particular Series of Shares of the Trust or the assets or operations of such one or more Series, such indemnification shall be provided only from the assets (or proceeds thereof or income therefrom) of such one or more Series and not from the assets (or proceeds thereof or income therefrom) of any other Series of Shares of the Trust.

                  (b) The words "claim," "action," "suit," or proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                  Section 5.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 5.1, 5.2 or 5.3 hereof or in any provision of the By-Laws described in Section 5.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Shareholders for which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 5.1, 5.2 or
5.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or Distributor of its Shares against any liability to the Trust or its Shareholders to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard of his or its obligations and duties under the agreement pursuant to which he or it serves as Investment Adviser to the Trust or Distributor of its Shares.

                  Section 5.5. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

                  Section 5.6. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every contract, undertaking, instrument, certificate, Share or obligation or other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written agreement, contract, instrument, undertaking, certificate, Share or other security of the Trust executed, made or issued by the Trustees shall recite that the same is executed, made or issued by them not individually, but as Trustees under this Declaration, and that the obligations created or evidenced thereby are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustees or Shareholders individually.

                  Section 5.7. Reliance on Experts, etc. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its other agreement although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder or member of, or otherwise interested in, any other party to the agreement, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said agreement or accountable for any profit realized directly or indirectly therefrom. The same Person or an Affiliated Person of any Person may be the other party to two or more of the agreements entered into pursuant to Sections 4.1, 4.2, 4.3 or 4.4 above or otherwise, and any individual may be financially interested in or otherwise affiliated with any Person who is party to any of the agreements mentioned in this Section 4.5.

                                   ARTICLE V
                                   ---------

                   LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS
                               -------------------

                  Section 5.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Subject to Section 5.4 hereof, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided that such indemnity or reimbursement shall be made from assets (or proceeds thereof or income therefrom) of the one or more Series of Shares of the trust of which such Shareholder is a holder of Shares and in respect of which such claim or liability arose and not from the assets (or proceeds or income therefrom) of any other Series of Shares of the Trust. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be officers or employees or by the Investment Adviser, the Distributor, Shareholder Servicing Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI
                                   ----------

                         SHARES OF BENEFICIAL INTEREST
                         -----------------------------

                  Section 6.1. Beneficial Interest. The interest of the Trust shall be divided into transferable units to be called Shares of Beneficial Interest, $0.01 par value. The number of such Shares of Beneficial Interest authorized hereunder is unlimited. Except as otherwise provided in this Section
6.1 and in Section 6.6 hereof, each Share shall represent an equal proportionate share in the net assets of the Trust. Without limiting the authority of the Trustees set forth herein to establish and designate any further Series, there is hereby established one Series of Shares to be known as the "BB&K Diversa Fund". Each Share of any Series shall represent an equal proportionate share in the assets of that Series with each other Share in that Series. The Trustees may divide or combine the shares of any Series into a greater or lesser number of shares of that Series without thereby changing the proportionate interests in the assets of that Series. Subject to the provisions of Section 6.6 hereof, the Trustees may also authorize the creation of additional Series of Shares (the proceeds of which may be invested in separate, independently managed portfolios). All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a division of Shares, shall be fully paid and nonassessable.

                  Section 6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described shall be vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. Shares shall not entitle any holder thereof to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine.

                  Section 6.3. Trust Only . It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                  Section 6.4. Issuance of Shares. The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares of any Series in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for consideration in such amount not less than the greater of the par value and the net asset value per Share (determined as set forth in Article VIII hereof) and of such type, including cash or property, at such time or times and on such terms as the Trustees may deem fitting, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. Reductions in the number of outstanding Shares of any Series with respect to which the Trustees shall have established a policy of maintaining a constant net asset value per Share of such Series may be made pursuant to the provisions of Section 7.4 hereof in order to maintain the constant net asset value per share of such Series. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and fractions of a Share as described in the Prospectus or the Statement of Additional Information.

                  Section 6.5. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2 hereof and the removal of Trustees to the extent provided in Section 16(c) of the 1940 Act, (ii) with respect to approval or termination in accordance with the 1940 Act of any investment advisory or management agreement described in Section 4.1 hereof, (iii) with respect to termination of the Trust as provided in Section
9.2 hereof, (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3 hereof, (v) with respect to any merger, consolidation or sale of assets as provided in Section 9.4 hereof, (vi) with respect to incorporation of the Trust to the extent and as provided in Section
9.5 hereof, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (viii) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-Laws or any undertaking filed by the Trust with the Commission (or any successor agency) or with any state, or as to which the Trustees in their discretion shall determine such Shareholder vote to be required by law or otherwise to be necessary, appropriate or advisable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted. If and to the extent that the Trustees shall determine that such action is necessary, appropriate or advisable in order to permit the respective Series of Shares to be treated as separate corporations for Federal income tax purposes or that such action is otherwise required by law, they shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a separate vote of each Series of outstanding Shares entitled to vote thereon; provide , that
(i) when required by the 1940 Act, actions of Shareholders shall be taken by Single Class Voting of all outstanding Shares of all Series entitled to vote thereon; and (ii) when the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of one or more but not all Series of outstanding Shares then only the Shareholders of the Series so affected shall be entitled to vote thereon. There shall be no cumulative voting of Shares in any election of Trustees. Until Shares are issued, the Trustees may exercise all rights of shareholders and may take any action required by law, this Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions relating to Shareholders' votes and meetings and related matters.

                  Section 6.6. Series of Shares. The following provisions are applicable regarding the Series of Shares of the Trust established and designated by Section 6.1 hereof and shall be applicable if the Trustees shall establish and designate additional Series as provided in that section:

                  (a) The number of authorized shares and the number of shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued shares or any shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Series), reissue for such consideration not less than the greater of the par value and the net asset value per Share (as described in Article VIII hereof) and on such terms as they may determine or cancel any Shares of any Series reacquired by the Trust in their discretion from time to time.

                  (b) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration with respect to any one or more Series which represent the beneficial interest in the Trust immediately prior to the establishment of any additional Series and the power of the Trustees to invest and reinvest assets applicable to any other Series shall be as set forth in the instrument of the Trustees establishing such Series which is hereinafter described.

                  (c) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

                  (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the

         Trustees shall be conclusive and binding upon the holders of all Series for all purposes.

                  (e) The power of the Trustees to pay dividends and to make distributions shall be governed by Section 8.3 of this Declaration with respect to any one or more Series which represent the beneficial interests in separately managed components of the Trust assets immediately prior to the establishment and designation of any additional Series. With respect to any other Series, dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of such Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions.

                  (f) The Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each Series of Shares. Subject to the provisions of this Section 6.6, all Shares of all Series shall have identical rights and privileges, except insofar as variations thereof among Series shall have been determined and fixed by the Trustees.

                  (g) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to convert or exchange said Shares for or into Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

                  (h) The establishment and designation of any Series of Shares in addition to those established and designated in Section 6.1 hereof shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Series or as otherwise provided in such instrument. At any time that there are no shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall constitute an amendment to this Declaration.

                  (i) In the event of the liquidation of a particular Series, the Shareholders of that Series which has been established and designated and which is being liquidated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The holders of Shares of any Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the Shareholders of any Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust. The liquidation of any particular Series in which there are Shares then outstanding may be authorized by an instrument in writing, without a meeting, signed by a majority of the Trustees then in office, subject to the affirmative vote of "a majority of the outstanding voting securities" of that Series, as the quoted phrase is defined in the 1940 Act.

                  (j) Notwithstanding any other provision of this Declaration, the Trustees shall have the power to establish two or more Classes of shares within each Series prior to the issuance of any shares of such Series and to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each such Class, and all shares of each such Class shall have identical rights and privileges except, insofar as variations thereof among such Classes have been determined and fixed by the Trustees.

                                  ARTICLE VII
                                  -----------

                                  REDEMPTIONS
                                  -----------

                  Section 7.1. Redemptions. Each Shareholder of a particular Series shall have the right, at such times as may be permitted by the Trust, to require the Trust to redeem all or any part of his Shares of that Series, upon and subject to the terms and conditions provided in this Article VII. The Trust shall, upon application of or pursuant to authorization from any Shareholder, redeem from such Shareholder outstanding Shares for an amount per Share determined by the Trustees in accordance with the 1940 Act; provide , that (i) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share or of any Series of Shares in the Trust Property at the time of the redemption, and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time charge fees for effecting such redemption, at such rates as the Trustees may establish, if and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to the 1940 Act suspend such right of redemption. Redemption and suspension and resumption of redemption of Shares shall be effected in accordance with the procedures, and payment for Shares redeemed shall be made in the manner, set forth in the Prospectus or the Statement of Additional Information relating to such Shares.

                  Section 7.2. Redemption of Shares for Tax Purposes; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of the Trust (or of any Series of Shares of the Trust) has or may become concentrated in any Person to an extent which would disqualify the Trust (or such Series) as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption from any such Person a number, or principal amount, of Shares of the Trust (or of such Series) sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares of the Trust (or of such Series) into conformity with the requirements for such qualification, and
(ii) to refuse to transfer or issue Shares of the Trust (or of such Series) to any person whose acquisition of the Shares of the Trust (or of such Series) would, in the opinion of the Trustees, result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with
Section 7.1 hereof.

                  The holders of Shares of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority.

                  Section 7.3. Redemptions to Reimburse Trust for Loss on Nonpayment for Shares or for Other Charges. The Trustees shall have the power to redeem Shares owned by any Shareholder to the extent necessary (i) to reimburse the Trust for any loss it has sustained by reason of the failure of such

Shareholder to make full payment for Shares  purchased by such  Shareholder,  or
(ii) to collect any charge relating to a transaction effected for the benefit of such Shareholder which is applicable to Shares as provided in the Prospectus. Any such redemption shall be effected at the redemption price determined in accordance with Section 7.1 hereof.

                  Section 7.4. Redemptions Pursuant to Constant Net Asset Value Policy . The following provisions shall apply to any Series of Shares of the Trust during any period that the Trustees, in their discretion, establish a policy of maintaining a constant net asset value per Share. If for any reason the net income of the Trust attributable to such Series shall, at the time of any determination thereof in accordance with Section 8.3 hereof, be a negative amount, then the Trustees shall have power to cause the number of outstanding Shares of such Series to be reduced by requiring each Shareholder to contribute to the capital of the Trust such Shareholder's proportionate part of the total number of Shares of such Series which have an aggregate current net asset value equal as nearly as may be practicable to the negative amount of the Trust's net income. Each Shareholder, by becoming a registered holder of Shares, agrees to make any such contribution which may be required.

                  Section 7.5. Payment for Redeemed Shares in Kind. Subject to any applicable provisions of the 1940 Act, payment for any Shares redeemed pursuant to Section 7.1 or 7.2 hereof may, at the option of the Trustees or such officer or officers of the Trust as they may authorize for the purpose, be made in cash or in kind, or partially in cash and partially in kind, and, in case of full or partial payment in kind, the Trustees or such authorized officer or officers shall have absolute discretion to determine the securities or other assets of the Trust and the amount thereof to be distributed in kind. For such purpose, the value of any securities or other noncash assets delivered in payment for Shares redeemed shall be determined in the same manner as the value of such securities or other noncash assets are determined in accordance with
Section 8.1 hereof for purposes of determining the net asset value per Share applicable to such Shares, as of the same time that the net asset value per Share applicable to such Shares is determined.

                  Section 7.6. Repurchase of Shares by Agreement with Shareholder. The Trust may repurchase its Shares from any Shareholder directly or through an agent designated by it for the purpose, by agreement with such Shareholder, at a price not exceeding the redemption price of such Shares determined pursuant to Section 7.1 hereof.

                  Section 7.7. Mandatory Redemption . The Trustees may by resolution authorize the mandatory redemption of all the Shares in any Shareholder account in which the net asset value of those Shares is less than one half of the minimum initial investment for that Shareholder in accordance with such guidelines as the Trustees shall establish.

                                  ARTICLE VIII
                                  ------------

                        DETERMINATION OF NET ASSET VALUE,
                   NET INCOME AND DIVIDENDS AND DISTRIBUTIONS
                   ------------------------------------------

                  Section 8.1. Net Asset Value. Subject to the applicable provisions of the 1940 Act, the Trustees shall have the power and duty to cause the net asset value per Share of each Series of outstanding Shares of the Trust to be determined in such manner, with such frequency and at such specific time of day as shall be set forth in or prescribed by the Trustees in accordance with the By-Laws. The Trustees may delegate the power and duty to determine the net asset value per Share of any Series of outstanding Shares to one or more of their number, or to one or more officers of the Trust, or to any Investment Adviser, custodian, Shareholder Servicing Agent, or other agent appointed for the purpose by the Trust.

                  Section 8.2. Net Income. Subject to any applicable provisions of the 1940 Act, the Trustees shall have the power and duty to cause the net income attributable to each Series of Shares of the Trust to be determined on an accrual basis with the same frequency and at the same time of day as the net asset value per Share of such Series of outstanding Shares of the Trust is determined in accordance with Section 8.1 hereof. The Trustee shall have full discretion, to the extent whether any not inconsistent with the 1940 Act, to determine cash or property of the Trust shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders.

                  In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, and the balance, if any, shall be treated as principal.

                  Section 8.3. Dividends and Distributions. The Trustees shall have the power to declare and pay ratably to the Shareholders of any Series, as dividends or distributions on their Shares, such proportion of the net income, capital gains, surplus (including paid-in surplus), capital or assets of such Series as the Trustees may deem proper. Dividends and distributions on any Series of Shares may be paid with such frequency (which may be daily or at such other intervals as shall be specified in a standing resolution or resolutions adopted by the Trustees) and may be paid in cash or other property, or in additional Shares, in such manner, at such times, and on such terms as the Trustees shall determine. Dividends and distributions may be paid to the Shareholders of record at the time of declaring the dividend or distribution or to the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net income of the Trust such amount as they may deem necessary to pay debts or expenses or to meet obligations of the Trust or as they may deem desirable to use in the conduct of the affairs or to retain for future requirements of the business of the Trust.

                  Inasmuch as the computation of net income and gains or Federal income tax purposes may vary from the computation thereof on the books of the Trust, the foregoing provisions of this Section 8.3 shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as income dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

                  Section 8.4. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net asset value per Share of outstanding Shares, the net income of the Trust, or for the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, including without limitation any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission.

                                   ARTICLE IX
                                   ----------

                            DURATION; TERMINATION OF
                         TRUST; AMENDMENT; MERGERS, ETC.
                         -------------------------------

                  Section 9.1. Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

                  Section 9.2. Termination of Trust. (a) The Trust may be terminated upon the recommendation of a majority of the Trustees, subject to approval by the affirmative vote of "a majority of the outstanding voting securities" of the Trust, as the quoted phrase is defined in the 1940 Act, taken by Majority Shareholder Vote at a meeting of Shareholders or by such greater vote of Shareholders as may be established by the Trustees with respect to any Series of Shares. Upon the termination of the Trust:

                  (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property shall require Shareholder approval in accordance with Section 9.4 hereof.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights and interests.

                  (b) After termination of the Trust and distribution of the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

                  Section 9.3. Amendment Procedure. (a) This Declaration may be amended by a vote or written consent of the Trustees, subject to and upon approval of such amendment by a Majority Shareholder Vote. The Trustees may amend this Declaration without such Shareholder approval to change the name of the Trust, to establish and designate additional

Series of Shares pursuant to Sections 6.1 and 6.6(h) hereof, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or, if they deem it necessary, to conform this Declaration to the requirements of applicable Federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, or to eliminate or reduce any Federal, state or local taxes which are or may be payable by the Trust or the Shareholders, but the Trustees shall not be liable for failing to do so.

                  (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or written consent by Single Class Voting of the holders of two-thirds of the Shares outstanding and entitled to vote, and by the vote or written consent of the holders of two-thirds of the Shares of any Series of Shares affected by such amendment. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

                  (c) A certificate signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                  Section 9.4. Merger, Consolidation and Sale of Assets. The Trust may merge into or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized by vote or written consent of the Trustees and approved by the affirmative vote by Single Class Voting of the holders of not less than two-thirds of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting consented to by Single Class Voting by the holders of not less than two-thirds of such Shares, and by the vote or written consent of the holders of two-thirds of the Shares of each of the Series of Shares; provide , however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, a Majority Shareholder Vote shall be sufficient authorization.

                  Section 9.5. Incorporation. Subject to approval by a Majority Shareholder Vote, or by such other vote as may be established by the Trustees with respect to any Series of Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

                                   ARTICLE X
                                   ---------

                            REPORTS TO SHAREHOLDERS
                            -----------------------

                  The Trustees shall at least semiannually submit to the Shareholders of each Series a written financial report meeting the requirements of the 1940 Act. Shareholders shall be entitled to inspect the books and records of the Trust at the discretion of the Trustees.

                                   ARTICLE XI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

                  Section 11.1. Filing. This Declaration and amendment hereto shall be filed in the office of the Secretary of The Commonwealth of Massachusetts and in such other places as may be required under the laws of The Commonwealth of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Trust stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing with the Secretary of The Commonwealth of Massachusetts. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

                  Section 11.2. Resident Agent. To the extent required, the Trustees shall have power to appoint a resident agent for the Trust in the Commonwealth of Massachusetts, and from time to time to replace the resident agent so appointed.

                  Section 11.3. Governing Law. This Declaration is executed by the Trustees with reference to the laws of The Commonwealth of Massachusetts, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

                  Section 11.4. Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                  Section 11.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

                  Section 11.6.  Provisions in Conflict with Law or Regulations.
(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provide , however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                  (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

                  Section 11.7. Use of the Name "BB&K". Bailard, Biehl & Kaiser, Inc. (the "Company") has consented to the use by the Trust of the identifying name "BB&K", which is a property right of the Company. The Trust will only use the name "BB&K" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "BB&K" for any purpose. The Company or any of its corporate affiliates may use or grant to others the right to use the name "BB&K", as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of the Company, the Trust will take such action as may be required to provide its consent to the use by the Company, or any of its corporate affiliates, or by any person to whom the Company or an affiliate of the Company shall have granted the right to the use of the name "BB&K". Upon the termination of any investment advisory or management agreement or underwriting agreement into which the Company or any of its affiliates and the Trust may enter, the Trust shall, upon request by the Company, cease to use the name "BB&K" as a component of its name, and shall not use such name as a part of its name or for any other commercial purpose, and shall cause its officers and Trustees to take any and all actions which the Company may request to effect the foregoing and to reconvey to the Company or such corporate affiliate any and all rights to such name.

                  IN  WITNESS   WHEREOF  the   undersigned   has  executed  this
instrument this 27 day of August, 1986.


                                        /s/ Ronald W. Kaiser
                                   ------------------------------
                                          Ronald W. Kaiser
                                            Sole Trustee